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                                                           Exhibit 9-1(a)


                                VOTING TRUST AGREEMENT

    AGREEMENT, made this 5th day of November, 1996, among Landover Holdings Corp. ("LHC"), Kimberly Zimmerman ("KZ") and Zachary Tyler Zimmerman Trust (the "Z Trust"), each a stockholder of Advanced Radio Telecom Corp. (formerly Advanced Radio Technologies Corporation) (the "Company") a corporation organized and existing under the laws of the State of Delaware, and Vernon L. Fotheringham, Andrew I. Fillat and Mark C. Demetree, who are hereinafter called the Trustees.

    WHEREAS, a subsidiary of the Company has merged (the "Merger") with ART Licensing Corp. (formerly Advanced Radio Telecom Corp.); and

    WHEREAS, the Company on the date hereof is making an underwritten initial public offering (the "IPO") of its Common Stock, par value $0.001 per share (the "Common Stock") and, in connection therewith, the Company and LHC deem it to be in the best interests of the Company and its stockholders that the Company obtain a listing of the Common Stock on the Nasdaq National Market ("Nasdaq") in order to improve the liquidity and marketability of the Common Stock; and

    WHEREAS, after giving effect to the Merger, LHC owns 2,936,938 shares, KZ owns 36,364 shares and the Z Trust owns 36,364 shares (collectively, the "Current Shares") of the Common Stock including 16,545 shares of Common Stock issuable upon exercise of warrants, but not including 107,086 shares, 500,254 shares, and 34,807 shares of Common Stock held by E1 Holdings, L.P., E2 Holdings, L.P. and E2-3 Holdings, L.P., respectively, each a limited partnership which was controlled by LHC but dissolved on the date hereof; and

    WHEREAS, Laurence S. Zimmerman ("Zimmerman") controls LHC; and

    WHEREAS, in order to assist the Company to obtain such listing on Nasdaq, LHC, KZ and Z Trust have agreed to enter into this Agreement and to deposit the LHC Securities (as defined below) into the trust created hereby; and

    WHEREAS, pursuant to the Cooperation Agreement dated as of November 5, 1996 by and between LHC, Zimmerman and the Company, Zimmerman and LHC have agreed to deposit, or cause the deposit into the trust created hereby of, the Current Shares and any other shares of capital stock of the Company (the "Other Shares") that may hereafter be acquired or beneficially owned by LHC, Zimmerman, KZ, Z Trust, members of Zimmerman's immediate family or any entity(ies) in which any of LHC, Zimmerman, KZ, Z Trust or members of Zimmerman's immediate family have, directly or indirectly, a controlling interest or more than 10% of such entity's equity or debt (the "LHC Affiliates", acting as a group or severally as the context requires), including without limitation any shares of capital stock of the Company that may be issued upon exercise of any rights, warrants or options to purchase or otherwise acquire,



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or other securities convertible into, Common Stock, and any rights, warrants or options to purchase or otherwise acquire, or other securities convertible into such capital stock (collectively, with the Current Shares and Other Shares, the "LHC Securities"); and

    WHEREAS, in order to induce the Trustees to act hereunder the Company has agreed to indemnify the Trustees for any costs relating to their services hereunder; and

    WHEREAS, 145,685 of the Current Shares, issuable upon consummation of the Merger, (the "Option Shares") are held by Pierson & Burnett L.L.P. (the "Escrow Agent") pursuant to an escrow agreement (the "Escrow Agreement") subject to an option agreement, each dated February 2, 1996 among LHC, the holders of Series D Preferred Stock of the Company, and, in the case of the Escrow Agreement, the Escrow Agent; and

    WHEREAS, in the interests of all the stockholders of the Company, the parties hereto are desirous of creating a trust;

    NOW THEREFORE the parties hereby agree as follows:

    1. (a) The LHC Affiliates shall forthwith, and from time to time in the future if any of the LHC Affiliates acquires additional LHC Securities, indorse in blank and assign and deliver to the Trustees all certificates for the LHC Securities (other than the Option Shares) and shall do all things necessary for the transfer of the LHC Securities (other than the Option Shares) to the Trustees on the books of the Company and shall become parties hereto to the extent they are not previously parties hereto. The Trustees shall issue and deliver in exchange therefor voting trust certificates for the LHC Securities so transferred to the Trustees in substantially the form attached hereto as APPENDIX I.

         (b) LHC shall use its best efforts to cause the Escrow Agreement to be amended to provide that any Option Shares that may be otherwise released to LHC under the Escrow Agreement shall be assigned and delivered to the Trustees, indorsed in blank, as LHC Securities subject to this Voting Trust Agreement.

    2. (a) The Trustees shall hold the LHC Securities so transferred to them in trust hereunder for the benefit of LHC, under the terms and conditions set forth herein.

         (b) Notwithstanding any provision hereof, each of the LHC Affiliates shall have the right to sell, assign, transfer or pledge any or all of the LHC Securities to third parties and the Trustees shall use their reasonable efforts to cause any LHC Securities so sold, assigned, transferred or hypothecated to be transferred promptly to the purchaser, assignee, transferee or pledgee thereof against delivery of the voting trust certificates representing the LHC Securities; provided in the case of a pledge that the pledgee shall not have any right to vote the LHC Securities. LHC Securities sold, assigned, transferred or hypothecated to an affiliate of any of the LHC Affiliates shall


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remain in trust hereunder subject to the terms of this Agreement.  LHC
Securities sold or transferred to third parties not affiliated with the LHC Affiliates shall be released from the trust upon such sale or transfer. A third party shall be deemed "affiliated" for purposes of this Section 2(b) if such third party is controlled by, controls or under common control with LHC, Zimmerman or a member of the immediate family of Zimmerman, is retained by LHC, Zimmerman or a member of the immediate family of Zimmerman as a consultant generally operating at the direction of such person, is employed, directly or indirectly, by such person, or has made substantial business investments of any nature in any entity with LHC, Zimmerman or a member of the immediate family of Zimmerman. The term "substantial business investments" refers to investments by a third party comprising more than 5% of the equity or debt of a company, partnership or joint venture in which any of the LHC Affiliates or an affiliate of any of the LHC Affiliates has an investment of at least 5%.

    3. The Trustees shall surrender to the proper officers of the Company for cancellation all certificates of stock which shall be assigned and delivered to them as hereinbefore provided, and in their stead shall procure new certificates to be issued to them as Trustees under this Agreement.

    4. (a) The Trustees shall have only the powers set forth in this Agreement.

         (b) With respect to all LHC Securities held in trust by the Trustees hereunder, the LHC Affiliates shall severally retain the entire economic and beneficial ownership rights therein, including without limitation the right to receive dividends and distributions on the LHC Securities and the right to direct the Trustees in any order whatsoever to sell, assign, transfer, encumber or grant any option therein to or in favor of any person other than LHC or an affiliate of LHC or agree to do any such thing, except that the Trustees shall have the exclusive and absolute right in respect of such LHC Securities to vote (in person, by proxy, by written consent or otherwise) the LHC Securities at all times during the term of this Agreement, including without limitation the right to vote at any election of directors and in favor of or in opposition to any resolution, any dissolution, liquidation, merger or consolidation of the Company, any sale of all or substantially all the Company's assets, any issuance or authorization of securities, or any action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Company. In exercising the Trustees' powers and duties hereunder, the Trustees shall at all times vote in respect of any action as follows: (i) if the matter concerned is the election of directors, then the Trustees shall vote the whole number of shares held by the trust created hereunder for each director (or nominee for director) for which such shares are eligible to vote by multiplying the total number of votes held by the trust by a fraction, the numerator of which is the number of votes cast in respect of shares of the Company other than LHC Securities (the "Nonaffiliated Votes") for such person and


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the denominator of which is the sum of the total number of Nonaffiliated Votes represented by all shares casting any votes in the election of such directors;
(ii) where the matter under Delaware law or the Certificate of Incorporation of the Company requires an absolute majority (but not a supermajority) of all outstanding shares of common stock of the Company in order to be effected, then the Trustees shall vote all of the LHC Securities in same manner as the majority of all Nonaffiliated Votes are cast for or against the matter; and (iii) on all other matters, including without limitation any amendment of this Agreement for which a stockholders vote is required under Section 9 hereof, the Trustees shall at all times vote all of the LHC Securities for, against the matter, or shall abstain or cause to have the same effect as broker non-votes, in the same proportion in favor of, in opposition to, or in abstention or as broker non-votes with respect to, such matter as Nonaffiliated Votes are cast for, against, or in abstention or are broker non-votes with respect to, the matter. If any calculation of votes under the preceding sentence would require a fractional vote, the Trustees shall vote the next lower number of whole shares. The Trustees shall use all reasonable commercial efforts to ensure, with respect to the LHC Securities held in trust by the Trustees hereunder, that all of the LHC Securities are counted as being present for the purposes of any quorum required for stockholder action of the Company and to vote as set forth above.

         (c) The Trustees may vote with respect to all the LHC Securities held hereunder in person or by such person or persons as it may from time to time select as their PROXY provided that the Trustees shall at all times do so in conformity with the provisions of Section 4(b) hereof.

         (d) The Trustees shall have no authority to sell or otherwise dispose of or to pledge, encumber or hypothecate, any of the stock deposited pursuant to the provisions of this Agreement, unless directed to do so by the LHC Affiliates as provided in Section 2(b) above.

    5. To the fullest extent permitted by law, the Trustees shall not be liable for any vote cast, or consent given by them, or for any other action hereunder taken or omitted by them hereunder, in good faith, or in the absence of gross negligence or willful misconduct. To the fullest extent permitted by law, the Trustees shall not be liable in acting on any notice, request, consent, certificate, instruction, or other paper or document or signature reasonably believed to be genuine and to have been signed by the proper party. The Trustees may consult with legal counsel (reasonably competent for the purpose) and, to the fullest extent permitted by law, any act or omission undertaken by the Trustees in good faith in accordance with the opinion of such legal counsel shall not result in any liability of the Trustees.

    6. The Trustees shall collect and receive all dividends that may accrue upon the shares of stock subject to this trust, and shall distribute the same to the LHC Affiliates in accordance with


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their respective ownership, except that dividends payable in stock of the
Company shall be held in trust as additional LHC Securities hereunder.

    7. In the event of any Trustee ceasing to serve as a director of the Company, dying or resigning or refusing or becoming unable to act (any of which is deemed incapacity), the surviving or other Trustees or Trustee shall appoint a Trustee or Trustees from among the directors of the Company to fill the vacancy or vacancies, and any person so appointed shall thereupon be vested with all the duties, powers, and authority of a Trustee hereunder as if originally named herein. No successor Trustee shall be liable for actions or omissions of the other Trustees or any other successor Trustee.

    8. This Agreement and the trust created herein shall be effective upon completion of the Merger and shall terminate (a) if the IPO fails to close by December 1, 1996 or (b) upon the earlier to occur of (i) the death of Zimmerman,
(ii) November 1, 2006, (iii) the sale of all the LHC shares and (iv) prior to July 15, 2006 in the event that a business combination occurs in which (A) holders of ART Common Stock receive common equity securities in the new company representing less than 50% of the voting power of the new company, (B) less than half of the directors of the new company on a going-forward basis are former ART directors, and (C) the LHC Affiliates' equity represents less than 5% of the voting power of the new company. However, notwithstanding any of the foregoing, this Agreement shall not terminate if its continued existence is required by a third party regulatory agency, for example, as a condition to continued listing of the Company's (or any acquiring company's) equity securities on the Nasdaq National Market System or other principal trading market for such equity securities. Upon the termination of this Agreement the Trustees shall assign and transfer to LHC or its designee(s) all the LHC Securities remaining in trust hereunder.

    9. The Company and its stockholders are hereby expressly made third party beneficiaries of this Agreement, and accordingly, to the fullest extent permitted by law, this Agreement may not be amended without the prior written consent of the Company, acting by unanimous vote of its Board of Directors, and approval of the Company's stockholders acting by the affirmative vote of two-thirds of the total voting power of the capital stock of the Company generally entitled to vote on matters submitted to a stockholder vote; provided, however, that the parties hereto may enter into any amendment of this Agreement, without regard to this Section 9, and the LHC Affiliates agree to enter into any such amendment, if such amendment is in the opinion of legal counsel to the Company necessary or appropriate to maintain compliance of this agreement with the laws of the State of Delaware.

    10. The Trustees are expressly authorized to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel, and to incur and pay such other charges and expenses as the Trustees may deem reasonably necessary and proper for administering this Agreement.




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    11.  (a)  All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

         (b) This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

         (d) If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of the Agreement and this Agreement shall continue in all respects to be valid and
enforceable.   Each of the parties hereto shall take any and all actions
necessary for the enforceability of this Agreement under Delaware Law, including without limitation any necessary filings or actions required by Section 218 of the General Corporation Law of Delaware.

         (e) Whenever the context of this Agreement shall so require, the use of the singular number shall include the plural and the use of the gender shall include all genders.

    IN WITNESS WHEREOF, the subscribers have hereunto set their hands and seals, and set opposite their respective signatures the number of shares held by them respectively, and the Trustees, in token of their acceptance of the trust hereby created, have hereunto set their hands and seals.

TRUSTEES:                         ______________________________
                                  Vernon L. Fotheringham

                                  ______________________________
                                  Andrew I. Fillat

                                  ______________________________
                                  Mark C. Demetree


LHC:                              LANDOVER HOLDINGS CORPORATION

                                   By:___________________________
                                      Laurence S. Zimmerman

KZ:                                ______________________________
                                   Kimberly Zimmerman

Z Trust:                           ZACHARY TYLER ZIMMERMAN TRUST

                                   By:___________________________
                                      Kimberly Zimmerman, Trustee


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                                      APPENDIX I

                               VOTING TRUST CERTIFICATE
                             ADVANCED RADIO TELECOM CORP.

                               VOTING TRUST CERTIFICATE


No. __________                                                 __________ SHARES


    This is to certify that ___________________ is the owner of __________ shares of capital stock, or rights, warrants or options to purchase, or other securities convertible into ___ shares of Capital Stockof Advanced Radio Telecom Corp., held by the undersigned as Trustee subject and pursuant to the terms, conditions and stipulations of a Voting Trust Agreement dated November, 1996, a copy of which Agreement is on file in the registered office of the Company in Delaware, reference being had thereto as to all the terms, conditions, and requirements of said Agreement.

    This certificate is transferable only on the books of the Trustees by the holder thereof in person or by attorney upon the surrender of this certificate properly endorsed.

    IN WITNESS WHEREOF, the Trustee have caused this certificate to be signed this ____ day of __________, 1996.


                                  ________________________, Trustee

                                  ________________________, Trustee

                                  ________________________, Trustee





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